EXHIBIT 11.1


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

            RIO HOTEL & CASINO, INC. AND SUBSIDIARIES
                COMPUTATION OF EARNINGS PER SHARE
                           (UNAUDITED)



                                          Three Months Ended                Nine Months Ended
                                             September 30,                     September 30,
                                       1998              1997             1998             1997
                                  --------------    --------------   --------------  --------------
Basic:
 Earnings:
  Net income                         $5,960,444        $7,755,266      $18,491,805     $11,967,793
                                  --------------    --------------   --------------  --------------
 Shares:
  Weighted average number of
   common shares and equivalents
   outstanding                       24,794,093        21,378,821       24,678,416      21,305,604
  Stock options                               -                 -                -               -
                                  --------------    --------------   --------------  --------------
  Weighted average number of
   common shares outstanding, as
   adjusted                          24,794,093        21,378,821       24,678,416      21,305,604
                                  ==============    ==============   ==============  ==============
 Earnings per common share:
  Net income per common share            $ 0.24            $ 0.36           $ 0.75          $ 0.56
                                  ==============    ==============   ==============  ==============
Diluted:
 Earnings:
  Net income                         $5,960,444        $7,755,266      $18,491,805     $11,967,793

 Shares:
  Weighted average number of
   common shares                     24,794,093        21,378,821       24,678,418      21,305,604
  Stock options                         292,154           606,103          752,086         408,521
                                  --------------    --------------   --------------  --------------
  Weighted average number of
   common shares outstanding, as
   adjusted                          25,086,247        21,984,924       25,430,502      21,714,125
                                  ==============    ==============   ==============  ==============
 Earnings per common share:
  Net income per common share            $ 0.24            $ 0.35           $ 0.73         $ 0.55
                                  ==============    ==============   ==============  ==============
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